                                                                 Exhibit 10.14

               SEVERANCE AGREEMENT AND FULL RELEASE OF ALL CLAIMS


         THIS SEVERANCE AGREEMENT AND FULL RELEASE OF ALL CLAIMS ("Severance Agreement and Release") is entered into and made effective as of May 23, 1995 ("Effective Date"), by and among, Howard L. Herman ("Herman"), on the one hand, and NATIONAL INSURANCE GROUP, a California corporation, for itself and its current and future subsidiaries (collectively the "Company"), on the other hand.

                                    RECITALS

A. Herman was a co-founder of the Company and one of its predecessor companies and has been employed by the Company for more than seven years and by one of the Company's predecessor companies for approximately twenty years;

B. Herman claims that the disagreements leading up to the termination of Herman's employment have caused him psychological, physical and emotional distress damage and trauma, leading him to obtain the services of a therapist;

C. Although the Company claims that it is entitled to terminate Herman's employment, Herman claims that the Company has no such right;

D. Herman claims that termination of his employment will result in substantial financial loss, including, but not limited to, loss of earnings and benefits, as well as the likely continuation of his psychological, physical and emotional distress damage and trauma;

E. Herman does not have pending against the Company or any employee, agent, officer or director of the Company any claim, charge or action in or with any federal, state or local court or administrative agency;

F. On the terms set forth in this Severance Agreement and Release, Herman will tender his voluntary resignation as an officer and employee of the Company;

G. Herman and the Company desire to settle fully and finally all differences between them, including, but not limited to, the differences described above.

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, and to avoid litigation, the parties hereto agree as follows:

1. RESIGNATION. Herman hereby willingly tenders his voluntary resignation as an employee and officer of the Company effective on May 31, 1995 ("Resignation Date"). The Company hereby accepts the resignation of Herman to be effective on the Resignation Date. Herman agrees that he shall vacate his offices at the Company by May 4, 1995. The Company agrees that Herman shall be on paid leave from May 6, 1995 through May 31, 1995.

2. NO ADMISSION BY THE COMPANY. This Severance Agreement and Release and compliance with this Severance Agreement and Release shall not be construed as an admission by the Company of any liability whatsoever, or as an admission by the Company of any violation of the rights of Herman and/or any person, and/or violation of any order, law, statute, duty or contract whatsoever with or against Herman or any person. The Company specifically disclaims any liability to Herman and/or any other person for any alleged violation of the rights of Herman and/or any person, and for any alleged violation of any order law, statute, duty or contract on the part of the Company, its officers, directors, shareholders, employees, agents and/or representatives. Herman claims that the Company has liability for the matters referred to in the Recitals and the Company disclaims any liability to Herman therefor. This Severance Agreement and Release is being entered into to buy peace and for no other reason.



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3.       SEVERANCE AND OTHER BENEFITS. Herman and the Company agree that the
Company has no policy or practice which entitles Herman to severance pay or other benefits. In exchange for Herman's resignation and the promises and releases given by him in this Severance Agreement and Release, the Company agrees to provide severance and other benefits to Herman as follows:

         3.1 Severance Pay. Herman understands and agrees that he has not executed this Severance Agreement and Release without first having considered it for a full twenty-one (21) days from receipt of this Severance Agreement and Release and that he did not execute this Severance Agreement and Release without first being advised by the Company in writing to consult with an attorney. The Company shall deliver to Herman two (2) checks made payable to Howard L. Herman which are described in Sections 3.1.1 and 3.1.2 below on the later of (i) May 31, 1995, or (ii) the expiration of the seven (7) day period in which Herman may revoke this Severance Agreement and Release, as more particularly described in
Section 7.4 below.

              3.1.1 The first check shall be in the gross amount of Two Hundred Forty-Five Thousand Seven Hundred Fifty-Four Dollars and Eight Cents ($245,754.08) minus all monies advanced and/or lent to Herman during the month of April, 1995, which in gross amount total Twenty-Five Thousand Dollars ($25,000), together with all appropriate withholdings and deductions for sums which are paid in lieu of wages. This check represents the settlement of Herman's claims against the Company for wages lost in connection with his separation from employment. The parties have agreed that this amount shall constitute a full and complete settlement of this aspect of Herman's claim.

              3.1.2 The second check to be paid to Herman is in the total amount of Five Hundred Thousand Dollars ($500,000). This amount shall not be subject to any withholding or deduction and is in full and complete settlement for Herman's claims for emotional distress damages.

         3.2 Health Insurance Payment; Counselling Payment; Legal Fees Payment.

              3.2.1 For the period from the Effective Date of this Severance Agreement and Release until the Resignation Date, Herman shall continue to receive the Company's health insurance benefits. The Company agrees to pay Herman a lump sum amount of Thirty Thousand Dollars ($30,000) ("Health Insurance Payment") which Herman may use for any purpose, it being the Company's intention that Herman will use this amount to purchase health insurance benefits for a period of three (3) years from the Resignation Date. Herman shall be solely responsible for obtaining and paying for the costs of his health insurance, if any, after the Resignation Date. The Company's sole duty with respect to Herman's health insurance to make the Health Insurance Payment provided in this Section.

              3.2.2 The Company agrees to pay Herman a lump sum amount of Four Thousand Five Hundred Dollars ($4,500) ("Counselling Payment") which Herman may use for any purpose, it being the Company's intention that Herman will use this amount to purchase psychological consultation. Herman shall be solely responsible for obtaining and paying for the costs of his psychological consultation, if any, after the Resignation Date. The Company's sole duty with respect to Herman's psychological counselling is to make the Counselling Payment provided in this Section.

              3.2.3 The Company agrees to pay Herman a lump sum amount of Two Thousand Five Hundred Dollars ($2,500) ("Legal Fees Payment") which Herman may use for any purpose, it being the Company's intention that Herman will use this amount to defray the cost of his legal expenses associated with the negotiation, drafting and execution of this Severance Agreement and Release. Herman shall be solely responsible for obtaining and paying for the costs of his attorney and all other costs and expenses associated with the negotiation of this Severance Agreement and Release. The Company's sole duty with respect to Herman's legal expenses is to make the Legal Fees Payment provided in this Section.

              3.2.4 Payment of amounts due pursuant to this Section 3.2 shall be due and payable on the later of (i) May 31, 1995, or (ii) the expiration of the seven (7) day period in which Herman may revoke this Severance Agreement and Release, as more particularly described in Section 7.4 below.

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         3.3 Extension of Exercise Provisions of Stock Options. Herman is
presently the holder of certain vested but unexercised stock options in the Company's common stock. The Company's 1986 Stock Option Plan, as amended ("Plan"), and the various stock option agreements between Herman and the Company under which these options were issued ("Option Agreements") provide that all options must be exercised within thirty (30) days after termination of employment. The Company agrees to extend the exercise period of Herman's unexercised options so that they may be exercised at any time until the date on which they would have expired had Herman continued to be an employee of the Company through that date. Herman's unexercised stock options shall continue to be subject to all the terms and conditions of the Plan and Option Agreements pursuant to which such options were granted, including, without limitation, any requirements concerning payment for the stock upon exercise of options and any forfeiture or termination provisions for stock options set forth in the Plan and/or Option Agreements. The foregoing obligation of the Company is contingent upon the approval of the Company's shareholders at the Company's next annual meeting of an amendment of the Plan permitting such extension, which amendment has been disclosed to the Company's shareholders in the Company's Proxy Statement which was mailed to the shareholders and filed with the Securities and Exchange Commission on April 28, 1995. Herman acknowledges that Herman's stock options shall stop vesting of May 31, 1995 as provided by the Plan and his Option Agreements.

         3.4 Vacation. The parties acknowledge that there was a dispute regarding the amount of vacation days due to Herman and that the parties have agreed that the Company shall pay Herman for twenty-nine (29) days of vacation in resolution of such dispute. Payment of amounts due for vacation shall be due and payable on the later of (i) May 31, 1995, or (ii) the expiration of the seven (7) day period in which Herman may revoke this Severance Agreement and Release, as more particularly described in Section 7.4 below.

         3.5 Consultation. To the extent reasonably requested to do so by the Company, Herman agrees to perform consulting services for the Company relating to matters on which he worked during his employment by the Company, subject to the execution of a mutually acceptable written consulting agreement between Herman and the Company.

         3.6 Tax Reporting. The Company has been advised by its accountants that the payments to be made by the Company to Herman pursuant to this Severance Agreement and Release are deductible to the Company and Herman has been advised that the amounts payable pursuant to Section 3.1.2 are not includible in his income. The Company agrees that it shall file income tax returns and all other documents including, without limitation, all Forms W-2 and 1099, with taxing authorities having jurisdiction over the Company which are consistent with the provisions of this Section 3 and shall not amend any such tax returns and/or other documents unless (i) any such taxing authority recalculates amounts due by the Company pursuant to such tax returns and/or orders that such tax returns be changed by the Company, or (ii) upon the written advice of the Company's accountants that the payments made pursuant to this Severance Agreement and Release are not deductible to the Company.

4. PROPRIETARY INFORMATION AGREEMENT. In exchange for the consideration provided in Section 3 above, the adequacy of which is hereby acknowledged, Herman agrees to execute and perform the Proprietary Information Agreement in the form described in Exhibit A attached hereto and incorporated herein by this reference.

5.       GENERAL MUTUAL RELEASE.

         5.1 Release by Herman. Subject to the obligations of the Company set forth in this Severance Agreement and Release which are not released hereby, and in exchange for the consideration provided in Section 3 above, the adequacy of which is hereby acknowledged, Herman, for himself and his heirs, executors, administrators, successors, assigns and legal representatives, hereby fully releases and forever discharges the Company, its current and future affiliate and parent companies, and individually and collectively, personally and professionally, the officers, directors, shareholders, employees, agents, representatives, parents, subsidiaries, affiliates, joint venturers, partners, predecessors, successors, assigns, and all other persons or entities connected with the Company and its current and future affiliate and parent companies, from any and all claims, demands, deficiencies, levies, assessments, executions, costs, expenses, damages, liabilities, debts, rights, contracts, losses, obligations, actions, inactions, causes of action, attorney's fees and benefits, of any kind or character whatsoever (collectively "Claims"), arising in law or in equity, whether known or unknown, suspected or unsuspected, directly

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or indirectly, that he has ever had, now has or may now have against them, and/or any of them, including, without limitation, all Claims directly or indirectly related to or arising out of Herman's employment as an employee and officer of the Company and/or the termination of that employment, whether arising in tort or contract, including, without limitation, any Claims for breach of express or implied contract, for further monetary compensation by way of additional salary and/or bonus allegedly due him by reason of that employment, and/or all other Claims, based on common law, federal and/or state statute, including, without limitation, Claims arising under Age Discrimination in Employment Act (29 U.S.C Section 621, et seq.).

         Herman further understands and expressly agrees that this Severance Agreement and Release specifically extends to all Claims, whether known or unknown, and he expressly waives the benefits of Section 1542 of the California Civil Code, which provides:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
               THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
               HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
               WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY
               AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Herman acknowledges that he will not be able to bring suit against anybody ever again based on any of the Claims being released hereunder after signing this Severance Agreement and Release and receiving all agreed upon consideration described in Sections 3.1, 3.2 and 3.4, and, subject to the approval by the requisite number of shareholders of the amendment to the Plan, the consideration described in Section 3.3.

         5.2 Release by the Company. The Company, for itself, and its current and future affiliate and parent companies, and the officers, directors, shareholders, employees, agents, representatives, parents, subsidiaries, affiliates, joint venturers, partners, predecessors, successors and assigns, hereby releases and forever discharges Herman, his heirs, executors, administrators, successors, assigns and legal representatives, from all Claims, arising in law or in equity, whether known or unknown, suspected or unsuspected, directly or indirectly, that the Company has ever had, now has or may now have against Herman for any action, inaction, error or omission as an officer and/or employee of the Company, including, without limitation, all Claims directly or indirectly related to or arising out of Herman's employment by the Company as an officer and employee and/or the termination of that employment, whether arising in tort or contract. The Company acknowledges that after signing this Severance Agreement and Release, it will not be able to bring suit against Herman based on any of the Claims being released hereunder. The Company further understands and expressly agrees that this Severance Agreement and Release specifically extends to all Claims, whether known or unknown, and he expressly waives the benefits of
Section 1542 of the California Civil Code, which provides:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
               THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN
               HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE,
               WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY
               AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

6. COVENANT NOT TO SUE. Herman represents that he has not filed any complaints, claims and/or actions against the Company, its officers, agents, directors, supervisors, employees and/or representatives with any state, federal, or local agency or court. The Company represents that it has not filed any complaints, claims and/or actions against Herman with any state, federal, or local agency or court. The Company and Herman each covenant and agree that they will not bring, commence, institute, maintain, prosecute or voluntarily aid any action at law or proceeding in equity, or otherwise prosecute or sue the other party, either affirmatively or by way of cross-complaint, defense or counterclaim or in any other manner, or at all, on any alleged Claims being released hereunder. In the event of any breach of this Section 6, a cause of action shall be deemed to have accrued immediately upon the commencement of any action or other proceeding described herein, and in such event, this Severance Agreement and Release may be pled as a full and complete defense thereto, as the basis for abatement of or injunction against said action or other proceeding, and as a basis of a cross complaint for damages therein.

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7.       HERMAN'S REPRESENTATIONS.

         7.1 Herman agrees that the payments and benefits described in Section 3 of this Severance Agreement and Release shall constitute the entire amount of financial and other consideration provided to him under this Severance Agreement and Release and that he will not seek, and shall not be entitled to seek, any further compensation for any other claimed damage, costs and/or attorneys' fees in connection with the matters encompassed in this Severance Agreement and Release.

         7.2 Herman acknowledges and agrees that the Company has made no representations to him regarding the tax consequences of any amounts received by him pursuant to this Severance Agreement and Release and/or the tax treatment of this Severance Agreement and Release. Herman agrees to pay federal and/or state taxes, if any, which are required by law to be paid with respect to this settlement. Subject to the Company's compliance with the provisions of Section
3.1 hereof, Herman further agrees to indemnify and hold the Company harmless from and against Claims, deficiencies, levies, assessments and/or recoveries by any governmental entity against the Company for any amounts claimed due on account of this Severance Agreement and Release or pursuant to claims made under any federal and/or state tax laws, and any costs, expenses and/or damages sustained by the Company by reason of any such claims, including, without limitation, any amounts paid by the Company as taxes, attorneys' fees, deficiencies, levies, assessments, fines, penalties, interest and/or otherwise.

         7.3 Herman agrees that he will not seek nor accept employment with the Company in the future and that the Company is entitled to reject without cause any application for employment with the Company made by him, and not hire him, and that Herman shall have no cause of action against the Company arising out of any such rejection. The foregoing shall not be construed to prevent Herman from serving as an outside director of the Company and the parties acknowledge that Herman has been nominated as an outside director by the Company's board of directors to stand for election at the Company's next annual shareholders meeting. If Herman in any other manner becomes an employee of the Company, Herman shall be obligated to return all amounts paid to him pursuant to this Agreement.

         7.4 Herman acknowledges that the Company has specifically advised him to consult with an attorney in order to review this Severance Agreement and Release and advise Herman of his rights concerning it, and that he has done so. Herman further acknowledges that the Company has further advised him that he has twenty-one (21) days from the date this Severance Agreement and Release was originally presented to him in which to consider whether to sign it, and that if he chooses to sign it, he will be given seven (7) additional days from the date he signs it in which to revoke it and that this Severance Agreement and Release shall not become effective or enforceable until the revocation period has expired.

         7.5 Herman expressly acknowledges and warrants that he has read and fully understands this Severance Agreement and Release; that he has had the opportunity to consult with legal counsel of his own choosing in order to have the terms and conditions of this Severance Agreement and Release fully explained to him; that he is not executing this Severance Agreement and Release in reliance on any promises, representations or inducements other than those set forth herein; that he understands he is giving up legal rights by signing this Severance Agreement and Release; and that he is executing it voluntarily, free of any duress or coercion, after due deliberation and with a full understanding of what it means to do so.

         7.6 Herman understands that rights or claims under the Age Discrimination in Employment Act (29 U.S.C Section 621, et seq.) that may arise after the date this Severance Agreement and Release is executed are not waived.

         7.7 Herman represents and warrants that he has not assigned, transferred, sold, hypothecated, mortgaged, rented, leased, joint ventured, encumbered, converted or in any other way conveyed, in whole or in part, any of the Claims released by him herein.

8. COSTS OF ENFORCEMENT. It is further understood and agreed that if, at any time, a violation of any term of this Severance Agreement and Release is asserted by any party hereto, that party shall have the right to seek specific performance of that term and/or any other necessary and proper relief, including, but not

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
limited to, damages, from any court of competent jurisdiction. The parties agree that if either one of them initiates legal action to enforce any of the terms, conditions or provisions of this Severance Agreement and Release, or for any breach of it, the prevailing party in that action will be entitled to his or its reasonable costs and attorneys' fees incurred in pursuing that action.

9. RELIANCE; INTERPRETATION. The parties hereto represent and acknowledge that in executing this Severance Agreement and Release they do not rely and have not relied upon any representation or statement made by any of the other parties or by any of the other parties' agents, attorneys or representative with regard to the subject matter, basis, or effect of this Severance Agreement and Release or otherwise, other than those specifically stated in this written Severance Agreement and Release. This Severance Agreement and Release shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. This Severance Agreement and Release shall be construed as if each party hereto was its author and each party hereby adopts the language of this Severance Agreement and Release as if it were his, her or its own. The captions to this Agreement and its sections, subsections, tables and exhibits are inserted only for convenience and shall not be construed as part of this Agreement or as a limitation on or broadening of the scope of this Agreement or any section, subsection table or exhibit. Should any provision of this Severance Agreement and Release be declared or be determined by any court of competent jurisdiction to be wholly or partially illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby and said illegal, unenforceable or invalid part, term, or provision shall be deemed not to be a part of this Severance Agreement and Release.

10. COVENANT TO NOT COMPETE WITH THE COMPANY. Herman agrees to refrain from directly or indirectly competing with and/or assisting others in competing with the Company and/or soliciting and/or accepting business with respect to products and/or services competitive with those of the Company in the greater Los Angeles, Orange County, San Diego, San Francisco and Sacramento metropolitan ares of California; Harris and Garland counties in Texas; Broward County, Florida; Cook County, Illinois; Cherokee County, Georgia; New York, New York; and Boston, Massachusetts for a period of one (1) year from the Effective Date of this Severance Agreement and Release. Herman further agrees that he will not hire, or attempt to hire any employees of the Company during such one (1) year period without the Company's prior written consent.

11.      MISCELLANEOUS.

         11.1 Unless otherwise agreed upon in writing by a duly authorized officer of the Company, Herman may not assign, sell, transfer, hypothecate, mortgage, joint venture, encumber, convert, lease, rent or in any other way convey Herman's rights, duties or obligations under this Severance Agreement and Release, either in whole or in part.

         11.2 This Severance Agreement and Release constitutes the entire agreement between the parties relating to the subject matter hereof. All prior and/or contemporaneous agreements, proposals, understandings and/or communications between or involving the parties, whether oral or written, are void and are replaced in their entirety by this Severance Agreement and Release. This Severance Agreement and Release may be amended only in a writing that has been executed by duly authorized officers of the parties and shall not be amended or deemed amended by subsequent conduct of either party or any course of dealings between the parties. The parties agree that (i) there shall be no oral agreements between the parties, whether or not related to this Severance Agreement and Release or the subject matter hereof, and whether or not allegedly entered into prior, during or subsequent to the term of this Agreement; and (ii) in order for any agreement to be effective between the parties, whether during or subsequent to the term of this Agreement, it shall be set forth in writing and executed by duly authorized representatives of the parties.

         11.3 All communications required or permitted to be made under this Severance Agreement and Release shall be in writing and either shall be delivered personally or sent by United States Postal Service certified or registered mail, postage prepaid and return receipt requested, to the address or addresses set forth below, or to such other address or addresses as a party may notify another party pursuant to this Section. Any such communication shall be deemed to be properly given (i) if delivered personally, upon written


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
acknowledgement of receipt after delivery to the address specified; or (ii) if posted, the earlier of the actual date of delivery, as set forth in the return receipt, or three (3) days from the date posted pursuant to the foregoing. The address for each party is as follows:

         To the Company:

                 National Insurance Group
                 395 Oyster Point Boulevard
                 Suite 500
                 South San Francisco, California  94080-1933
                 Attention: Chief Executive Officer

         To Herman:

                 Howard L. Herman
                 3511 Clay Street
                 San Francisco, California 94118

         With a Copy to:

                 Barry Reder
                 Coblentz, Cahen, McCabe & Breyer
                 222 Kearny Street, 7th Flood
                 San Francisco, California 94108

         11.4 This Severance Agreement and Release shall be governed by, and construed in accordance with the laws of the State of California, including without limitation, those relating to conflict of laws. Any lawsuit or action brought by any of the parties hereto, shall be filed and adjudicated in San Mateo County, California.

         11.5 The failure of either party to enforce any provision of this Severance Agreement and Release shall not be construed as a waiver of or an acquiescence in or to such provision.

         11.6 The parties hereto agree, for themselves and for their successors or assigns, to execute any instrument and to perform any act which may be necessary to carry out the purpose of this Severance Agreement and Release.

         11.7 This Severance Agreement and Release shall be binding upon the parties hereto and upon their heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors and assigns.

         11.8 This Severance Agreement and Release may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Severance Agreement and Release and agree to enter into and be bound by the provisions hereof as of the Effective Date.

WITNESS:

By: /s/                                  By: /s/ Howard L. Herman
    ----------------------------             --------------------------------
                                             Howard L. Herman


                             (Signatures Continued)

                                      NATIONAL INSURANCE GROUP
                                      a California corporation, for itself and its current and future subsidiaries

WITNESS:

By: /s/                               By: /s/ Mark A. Speizer
    -----------------------------         -----------------------------------
                                              Mark A. Speizer
                                              Chief Executive Officer

         Marcia Herman signs this Severance Agreement and Release for the purpose of waiving her community property interest in the Claims being released and agrees that she herself is to be personally bound by the terms and conditions of this Severance Agreement and Release in accordance with its terms and conditions, including, without limitation the Release set forth in Section
5.1 and the Covenant not to Sue set forth in Section 6.

                                      By: /s/ Marcia Herman
                                          ---------------------------
                                          Marcia Herman

         The undersigned, who is the attorney for Herman and Marcia Herman, hereby executes this Severance Agreement and Release solely for the purpose of acknowledging that he has consulted with Herman and Marcia Herman, explained the meaning of this Severance Agreement and Release to them and believes that they understand the meaning and significance of the terms and conditions of this Severance Agreement and Release.

                                      COBLENTZ, CAHEN, MCCABE & BREYER


                                      By:
                                          --------------------------
                                          Barry Reder, for the Firm

                                    EXHIBIT A
                        PROPRIETARY INFORMATION AGREEMENT

    THIS PROPRIETARY INFORMATION AGREEMENT made as of May 23, 1995 ("Effective Date"), by and between Howard L. Herman ("Employee") and National Insurance Group ("National") for itself and its current and future subsidiaries (collectively the "Company"). The current and future subsidiaries of National are sometimes referred to herein collectively as the "Subsidiaries".

    In consideration of the compensation now and hereafter paid to Employee by the Company and/or Subsidiaries, Employee agrees to the following:

1.  Maintaining Confidential Information.

    1.1 Company and Subsidiary Information. Employee agrees at all times, during the term of his/her employment with the Company and the Subsidiaries and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company or the Subsidiaries, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, source codes, passwords, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or the Subsidiaries or any of their clients, consultants or licensees.

    1.2 Former Employer Information. Employee agrees that he/she will not, during his/her employment with the Company and the Subsidiaries, improperly use or disclose any proprietary information or trade secrets of his/her former or concurrent employers or companies, if any, and that he/she will not bring onto the premises of the Company or the Subsidiaries any unpublished document or any property belonging to his/her former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

    1.3 Third Party Information. Employee recognizes that the Company and/or the Subsidiaries have received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's and the Subsidiaries' part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees that he/she owes the Company and the Subsidiaries and such third parties, during the term of his/her employment with the Company and the Subsidiaries and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation (except as necessary in carrying out his/her work for the Company and the Subsidiaries consistent with the Company's and the Subsidiaries' agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's and/or Subsidiaries agreement with such third party) without the express written authorization of the Board of Directors of the Company.

2.  Retaining and Assigning Inventions and Original Works.

    2.1 Inventions and Original Works Retained by Employee. Employee has attached hereto, as Schedule 1, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by him/her prior to his/her employment with the Company and the Subsidiaries, which belong to him/her, which relate to the Company's and the Subsidiaries' proposed business and products, and which are not assigned to the Company or the Subsidiaries; or, if no such list is attached, Employee represents that there are no such inventions.

    2.2 Inventions and Original Works Assigned to the Company and the Subsidiaries. Employee agrees that he/she will promptly make full written disclosure to the Company and/or the Subsidiaries, will hold in trust for the sole right and benefit of the Company and the Subsidiaries, and will assign to the Company and the Subsidiaries all his/her rights, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time he/she is in the employ of the Company and the Subsidiaries. Employee recognizes, however, that Section 2870 of the California Labor Code (as set forth in Schedule 2 attached hereto) exempts from assignment under this provision any invention as to which he/she can prove the following:

         2.2.1 It was developed entirely on his/her own time; and

         2.2.2 No equipment, supplies, facilities or trade secrets of the Company or the Subsidiaries were used in its development; and

         2.2.3 It did not relate, at the time of its conception or its reduction to practice, to the business of the Company or the Subsidiaries or to the Company's or Subsidiaries' actual or demonstrably anticipated research and development; and

         2.2.4 It did not result from any work performed by Employee for the Company and/or the Subsidiaries.

         Employee acknowledges that all original works of authorship which are made by him/her (solely or jointly with others) within the scope of his/her employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA, Section 101).

    2.3 Maintenance of Records. Employee agrees to keep and maintain adequate and current written records of all inventions and original works of authorship made by him/her (solely or jointly with others) during the term of his/her employment with the Company and the Subsidiaries. The records will be in the form of notes, sketches, drawings, and any other format that may be specified from time to time by the Company or the Subsidiaries. The records will be available to and remain the sole property of the Company and the Subsidiaries at all times.

    2.4 Inventions Assigned to the United States. Employee agrees to assign to the United States government all his/her right, title, and interest in and to any and all inventions, original works of authorship, developments, improvements or trade secrets whenever such full title is required to be in the United States by a contract between the Company and/or the Subsidiaries and the United States or any of its agencies.

    2.5 Obtaining Letters Patent, Copyrights, and Mask Work Rights. Employee agrees that his/her obligation to assist the Company and the Subsidiaries to obtain United States or foreign letters patent, copyrights, or mask work rights covering inventions, works of authorship, and mask works, respectively, assigned hereunder to the Company and/or Subsidiaries shall continue beyond the termination of his/her employment, but the Company and/or the Subsidiaries shall compensate him/her at a reasonable rate for time actually spent by him/her at the Company's and/or the Subsidiaries' request on such assistance. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters patent, copyrights, or mask work rights covering inventions or other rights assigned to the Company and/or the Subsidiaries as above, then, then Employee hereby irrevocably designates and appoints the Company and the Subsidiaries and their duly authorized officers, and agents as his/her agent and attorney in fact, to act for and in his/her behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyrights, and mask work rights with the same legal force and effect as if executed by Employee. Employee hereby waives and quitclaims to the Company and the Subsidiaries any and all claims, of any nature whatsoever which he/she now or may hereafter have for infringement of any patents, copyrights, or mask work rights resulting from any such application assigned hereunder to the Company.

    2.6 Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment to the Company and the Subsidiaries do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code, a copy of which is attached hereto as
Schedule 2. Employee will advise the Company and/or the Subsidiaries promptly in writing, receipt of which will be signed by the Chief Executive Officer of the Company and/or the Subsidiaries, of an inventions, original works of authorship, developments, improvements or trade secrets that he/she believes meet the criteria in Subparagraphs 2.2.1 through 2.2.4 above; and Employee will at that time provide to the Company and/or the Subsidiaries in writing all evidence necessary to substantiate that belief. Employee understands that the Company and the Subsidiaries will keep in confidence and will not disclose to third parties without Employee's consent any confidential information disclosed in writing to the Company or the Subsidiaries relating to inventions that qualify fully under the provisions of Section 2870 of the California Labor Code. Items not fully covered by Section 2870 of the California Labor Code may be submitted to the Company for consideration and any exceptions to Section 2870 of the California Labor Code shall be noted in said submission.

3. Conflicting Employment. Employee agrees that, during the term of his/her employment with the Company and the Subsidiaries, he will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company or the Subsidiaries are now involved or become involved during the term of his/her employment, nor will Employee engage in any other activities that conflict with his/her obligations to the Company and/or the Subsidiaries.

4. Returning Company's and Subsidiaries' Document. Employee agrees that, at the time of leaving the employ of the Company and the Subsidiaries, he/she will deliver to the Company and/or the Subsidiaries (and will not keep in his/her possession or deliver to anyone else) any and all devices, records, data, source codes, passwords, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to the Company or the Subsidiaries, its successors or assigns. In the event of the termination of Employee's employment, Employee agrees to sign and deliver the "Termination Certification" attached hereto as Schedule 3.

5. Representations. Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Employee represents that his/her performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by him/her in confidence or in trust prior to his/her employment by the Company and the Subsidiaries. Employee has not entered into, and Employee agrees he/she will not enter into, any oral or written agreement in conflict herewith.

6. Miscellaneous.

    6.1 Governing Law. This Agreement will be governed by the Laws of the State of California.

    6.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Company and the Subsidiaries and Employee relating to the subject matter herein and merges all prior discussions and agreements with respect to matters herein among the parties hereto. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in Employee's duties, salary or compensation will not affect the validity or scope of this Agreement.

    6.3 Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

    6.4 Successors and Assigns. This Agreement will be binding upon Employee's heirs, executors, administrators and other legal representatives and will be for the benefit of the Company and the Subsidiaries, their successors, and their assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement and agree to enter into and be bound by the terms hereof, as of the Agreement Date.

                                     EMPLOYEE

WITNESS:

By: /s/                              By: /s/ Howard L. Herman
    ---------------------------          --------------------------------
                                     Name: Howard L. Herman
                                           ------------------------------
                                    (Signatures Continued)

                                     NATIONAL INSURANCE GROUP,
WITNESS:                             for itself and its current
                                     and future subsidiaries

By: /s/                              By: /s/ Mark A. Speizer
    --------------------------           --------------------------------
                                         Mark A. Speizer
                                         Chief Executive Officer

                                   SCHEDULE 1
                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP

                                                            Identifying Number
     Title                          Date                    or Brief Description
     -----                          ----                    --------------------
     None                           n/a                              n/a

                                   SCHEDULE 2

                       CALIFORNIA LABOR CODE SECTION 2870
                   EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS

"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

         (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

         (2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                   SCHEDULE 3

                            NATIONAL INSURANCE GROUP
                            TERMINATION CERTIFICATION

    This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, source codes, passwords, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to National Insurance Group (the "Company"), Great Pacific Insurance Company ("GPIC") or Fastrac Systems, Inc. Insurance Agent & Broker ("Fastrac"), and Pinnacle Data Corporation ("PDC") or any subsidiary or affiliate of the Company. (For purposes hereof, GPIC, Fastrac, PDC and other subsidiaries or affiliates of the Company are referred to collectively as the "Subsidiaries".)

    I further certify that I have complied with all the terms of the Company's and Subsidiaries' Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that Agreement.

    I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, source codes, passwords, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company, the Subsidiaries, or any of their clients, consultants or licensees.

Date: May 31, 1995                     EMPLOYEE
      ---------------------------
                                       /s/ Howard L. Herman
                                       ------------------------------------

                                       Howard L. Herman
                                       ------------------------------------
                                           (Print Name)

(To be signed by Employee upon termination)

                                      NATIONAL INSURANCE GROUP
                                      a California corporation, for itself and its current and future subsidiaries

WITNESS:

By: /s/                               By: /s/ Mark A. Speizer
    -----------------------------         -----------------------------------
                                              Mark A. Speizer
                                              Chief Executive Officer

         Marcia Herman signs this Severance Agreement and Release for the purpose of waiving her community property interest in the Claims being released and agrees that she herself is to be personally bound by the terms and conditions of this Severance Agreement and Release in accordance with its terms and conditions, including, without limitation the Release set forth in Section
5.1 and the Covenant not to Sue set forth in Section 6.

                                      By:
                                          ---------------------------
                                          Marcia Herman

         The undersigned, who is the attorney for Herman and Marcia Herman, hereby executes this Severance Agreement and Release solely for the purpose of acknowledging that he has consulted with Herman and Marcia Herman, explained the meaning of this Severance Agreement and Release to them and believes that they understand the meaning and significance of the terms and conditions of this Severance Agreement and Release.

                                      COBLENTZ, CAHEN, MCCABE & BREYER


                                      By: /s/ Barry Reder
                                          --------------------------
                                          Barry Reder, for the Firm


                                  Page 8 of 8